PRIVATE AND CONFIDENTIAL


                                        November 4, 1996




Richard E. Thomas
8207 Light Horse Court
Annandale, VA  22030

Dear Dick:

     In consideration of the mutual premises set forth herein, this letter agreement (the "Agreement") between COMSAT Corporation ("COMSAT") and you amends and supersedes the employment agreement by and among COMSAT, CTS America, Inc. and you dated as of January 30, 1994 (the "Employment Agreement") in order to reflect your desire to step down as President of COMSAT RSI, Inc. ("CRSI"), the mutual desire that you continue your employment with CRSI by providing certain consulting services during the balance of the employment period under the Employment Agreement, and your retirement from CRSI at the end of such period. Subject to the conditions listed below, you will remain in the employ of CRSI as described below through June 3, 1997 (the "Retirement Date"). Based on the foregoing and the terms and conditions stated below, COMSAT and you agree as follows:

1. (a) You have resigned as President of CRSI effective September 20, 1996 (the "Effective Date").

     (b) You will retire from CRSI on the Retirement Date, and your employment with CRSI will thereupon terminate.

     (c) During the period from the Effective Date through the Retirement Date (the "Transition Period"), as an employee of CRSI you will provide advisory and consulting services to COMSAT and CRSI with respect to matters which may arise in connection with your former duties as President of CRSI ("Consulting Services"), from time to time as requested by the Vice President, Human Resources and Organization Development of COMSAT (the "VP of HR") or the head of CRSI, subject at all times to your availability to provide such services. All requests for Consulting Services will, to the greatest extent possible, be made with sufficient advance notice to allow you to coordinate your schedule and will be coordinated between the VP of HR and the head of CRSI to the extent necessary to ensure no conflicts between their respective requests. All such requests will be made in good faith and with

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Richard E. Thomas
November 4, 1996
Page 2


a view not to place excessive demands upon your time and energies. You will be reimbursed for all reasonable expenses in connection with your provision of Consulting Services.

     (d) In consideration of your rights and obligations under this Agreement, including your provision of the Consulting Services, during the Transition Period COMSAT and CRSI will continue to pay you your salary at your current rate of compensation and, except as otherwise provided in this Agreement, will provide you with all benefits that were provided to you immediately prior to the Effective Date as a member of the senior management group, including, but not limited to, the COMSAT Insurance and Retirement Plan for Executives (the "SERP"), the COMSAT Directors and Executives Deferred Compensation Plan, the COMSAT Savings and Profit-Sharing Plan, the COMSAT Employee Stock Purchase Plan, the CRSI Employee Stock Ownership Plan, the CRSI health and disability insurance programs, and financial counseling. In addition, you will be entitled to receive a cash bonus of $90,000 under the COMSAT Annual Incentive Plan (the "AIP") with respect to 1996, such bonus to be payable in February 1997 at the same time other AIP bonuses are paid. However, except as provided above in this Paragraph 1(d), during the Transition Period, you will not be eligible for salary increases of any nature, cash or stock-based bonuses or awards of any nature, outplacement assistance or educational assistance, any or all of which may be available to other employees. Except as otherwise provided in this Agreement, for all purposes of COMSAT and CRSI service credit, your last date of employment will be the Retirement Date.

     (e) During the Transition Period, the stock options and Restricted Stock Awards previously granted to you under the 1990 and 1995 COMSAT Key Employee Stock Plans pursuant to Sections 3 and 4 of the Employment Agreement or otherwise, and the Phantom Stock Units previously granted to you under the AIP will continue to vest in accordance with their original terms.

     (f) Except as provided in Paragraph 3 of this Agreement, the $100,000 retention bonus provided for in Section 2(d)(iv) of the Employment Agreement will be paid to you on the Retirement Date.

     (g) Beginning on July 1, 1997, the first day of the month after the Retirement Date, you will receive SERP retirement benefits calculated, as approved by the COMSAT Board of Directors, with the inclusion of the retention bonuses previously paid to you under Section 2(d) of the Employment Agreement, plus the retention bonus payable under Paragraph 2(f) of this Agreement, unless such retention bonus payable under Paragraph

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Richard E. Thomas
November 4, 1996
Page 3

2(f)is forfeited pursuant to Paragraph 3 of this Agreement. Based on preliminary calculations which are subject to final adjustment, the estimated annual SERP retirement benefit you will receive beginning on July 1, 1997 is $278,435.

     (h) CRSI at its expense will transfer to you title of the car you are currently using pursuant to the Employment Agreement.

     (i) During the Transition Period, you will be free at all times to seek, take on and perform other business and employment opportunities and responsibilities outside CRSI ("Other Business"), whether or not for compensation, without limitation and without any effect on the obligations of COMSAT to you under this Agreement, subject only to the express terms and conditions of this Agreement. In the event of a conflict between a request for Consulting Services and your Other Business, you will resolve such conflict in your reasonable discretion after consultation with the VP of HR.

     (j) The  Employment  Agreement is hereby  terminated  on the Effective
Date of this Agreement, except that the provisions of Sections 3, 4 5, 6, 7, 8(b)(ii) and (iii), 9(b) and (c), 10, 11, 12, 13, 14 and 15 shall survive the termination of the Employment Agreement.

2. You agree to the general release and covenant not to sue contained in this paragraph 2. It is understood, however, that this release will not waive your right to pursue any claim for benefits or any rights to which you are or may be entitled under this Agreement, your employment by CRSI from the Effective Date through the Retirement Date in accordance with this Agreement, the SERP, or any other payments or other benefits to which you are entitled, or will become entitled after your retirement from CRSI, pursuant to the specific terms of this Agreement or any COMSAT or CRSI employee benefit plans in which you are a participant. It is further
understood   that  this   release   will  not  (i)  waive  any   rights  to
indemnification from COMSAT you may be entitled to under COMSAT's Articles of Incorporation or By-Laws or (ii) vitiate any rights you may have as a shareholder of COMSAT, provided that you agree that you will not (x) participate as a named plaintiff in any shareholder action against COMSAT or its directors and officers for any acts, omissions or events occurring during the period commencing on June 3, 1994 and ending on December 3, 1997 or (y) recover as a shareholder of COMSAT any damages or other relief in any such action which is not recovered by COMSAT's directors and officers in their capacity as shareholders of COMSAT.

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Richard E. Thomas
November 4, 1996
Page 4

     (a) Except as provided above in this Paragraph 2, you, on behalf of yourself and your heirs, executors, administrators, successors and assigns, agree to release, discharge and covenant not to sue COMSAT, its affiliated companies and its and their predecessors, successors, assigns, shareholders, directors, officers, employees, administrators, fiduciaries and agents, in their individual and representative capacities (hereinafter referred to collectively as "COMSAT") with respect to all claims, charges, causes of action, liabilities, suits, debts and demands, of any kind or nature, which you had, have or may have against COMSAT up to the Effective Date (collectively "Waived Claims"), including, without limitation, (i) any claims relating to your employment with COMSAT; (ii) any claims relating to the Employment Agreement; (iii) any claims relating to the termination of your employment pursuant to the terms of this Agreement, including but not limited to your agreement to retire and the resulting termination of your employment effective on the Retirement Date, under the arrangement as set forth herein; (iv) any claims relating to the terms, conditions and benefits associated with such employment or your retirement and the resulting termination of your employment; (v) any claims under any local, state or federal antidiscrimination law, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974, as amended, and the Fair Labor Standards Act; (vi) any claims at common law, including, without limitation, claims for breach of an express or implied contract, or wrongful discharge; or (vii) any other claims, statutory or otherwise.

     (b) You agree not to encourage, initiate or participate in or assist in any way in any individual or class action lawsuit or administrative, arbitral or other proceeding against COMSAT with respect to any Waived Claims in any forum on behalf of yourself or others, unless compelled to do so by legal process or court order. You further agree to waive any remedy or recovery in any action which may be brought on your behalf by any governmental agency or other person with respect to any Waived Claims.

3. You understand and agree that your employment status with CRSI during the Transition Period and the salary and benefits provided during such period, together with the retention bonus payable pursuant to Paragraph 2(f), are conditioned upon the following and that if you breach any of the following during such period, you will forfeit the retention bonus and your employment, salary and benefits provided during such period will terminate effective on the date upon which COMSAT provides written notice to you of such termination:

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Richarg E. Thomas
November 4, 1996
Page 5

     (a) You will not criticize, disparage, slander, defame, impugn or make any statement to third parties orally or in writing, or take, or omit to take, any other actions that will damage or harm COMSAT or any of its subsidiaries or affiliates, or their respective officers and directors, or the reputations of any of them.

     (b) You will cooperate as reasonably requested by the Vice President and General Counsel of COMSAT or his designee in assisting COMSAT and CRSI to defend the Flora lawsuit or any other existing or prospective lawsuits or administrative or regulatory proceedings that arise out of or involve matters or events which occurred on or before the Effective Date.

4. This Agreement is strictly confidential. You agree, that, until such time as this Agreement becomes public as a result of its filing, if required, by COMSAT with the Securities and Exchange Commission (the "SEC"), or except as agreed upon in writing by COMSAT, you will not communicate, publish or disclose, in any manner, the terms, nature or scope of this Agreement to any person except: (a) as may be required by law; (b) to your attorneys, accountants, financial counselors, or tax consultants; or (c) to members of your immediate family. In the event that information described in this Agreement is revealed to your attorneys, accountants, financial counselors, tax consultants or immediate family as permitted herein before this Agreement becomes public as a result of its filing with the SEC, such person(s) shall be advised of this non-disclosure covenant and be instructed that they are bound not to publish, disclose, or otherwise disseminate such information in the same way you are bound and that you are responsible for any unauthorized disclosure by such recipient.

5. Because of the nature of the terms of this Agreement, and the general release and covenant not to sue contained herein, by agreeing to this Agreement you acknowledge that you have been advised, in writing, by COMSAT to consult with an attorney prior to executing this Agreement, that you have had an opportunity to do so and that you understand the nature, terms and effects of this Agreement, and the general release and covenant not to sue. You further acknowledge that COMSAT has not made any representations to you, or your agents or successors and assigns, concerning this Agreement, or the general release and covenant not to sue, other than those contained herein. In addition, you acknowledge that you have been informed that you have the right to consider and review this Agreement for a period of at least twenty-one (21) days, and that you have the right to revoke this Agreement for a period of seven (7) days following its execution,

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Richard E. Thomas
November 4, 1996
Page 6

and that this Agreement shall not become effective or enforceable until such seven (7) day period has expired.

6. Finally, you agree and acknowledge that this Agreement, and the general release and covenant not to sue contained herein, shall not operate or be construed as an admission by COMSAT or CRSI of any violation of any local, state or federal statute or regulation or of any duty at common law or otherwise owed to you, your successors or assigns.

7. You will be entitled to indemnification as provided in COMSAT's Articles of Incorporation and By-Laws and to coverage under COMSAT's directors and officers liability insurance policy as provided therein.

8. This Agreement shall inure to the benefit of, and is binding upon, COMSAT and you and our respective heirs, executors, administrators, successors, representatives and assigns.

9. This Agreement may not be modified or amended except in writing signed by the parties.

10. A waiver of a breach of any provision of this Agreement will not constitute a waiver of any subsequent breach of the same provision or a waiver of a breach of any other provision of this Agreement.

11. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to conflicts of laws principles thereof.

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Richard E. Thomas
November 4, 1996
Page 7

     If you agree to the foregoing, please sign both originals of this Agreement in the space provided below and return one original to the undersigned.

                             COMSAT Corporation


                                   /s/ Steve Bell
                              -----------------------------------
                              By:  Steve Bell, Vice President
                                   Human Resources and
                                   Organization Development


Agreed and Acknowledged:


/s/ Richard E. Thomas
----------------------------
Richard E. Thomas


6 November 1996
----------------------------
Date


Enclosure:  Duplicate Original

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